UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 4, 2015

GTT Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our 2015 Annual Meeting of Stockholders held on June 4, 2015, our stockholders voted on four proposals: (1) election of seven nominees set forth in the 2015 Proxy Statement to the Board of Directors, (2) approval of a non-binding advisory resolution approving the compensation of our named executive officers, (3) to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2015 and (4) approval of our 2015 Stock Option and Incentive Plan. At the close of business on April 20, 2015, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 34,658,742 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 29,205,845 shares of our common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

1.	Election of Directors. At the Annual Meeting, each of the persons identified below was re-elected as a director, with the final voting results as specified below.

Nominee for Director	Votes For	Votes Withheld	Broker-Non Votes
Richard D. Calder, Jr.	23,529,610	8,347	5,667,888
H. Brian Thompson	23,312,613	225,344	5,667,888
S. Joseph Bruno	23,529,610	8,347	5,667,888
Rhodric C. Hackman	23,157,651	380,306	5,667,888
Howard E. Janzen	23,284,220	253,737	5,667,888
Morgan E. O’Brien	23,530,010	7,947	5,667,888
Theodore B. Smith, III	23,484,359	53,598	5,667,888

2.	Advisory vote on executive compensation. The stockholders approved on a non-binding advisory basis the compensation of our named executive officers by the votes set forth in the table below.

Voted For	Voted Against	Abstain	Broker Non-Votes
22,374,464	593,133	570,359	5,667,889

3.	Ratification of independent registered public accounting firm. The stockholders voted to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2015 by the vote set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
28,858,080	10,399	337,366	0

4.	Approval of the 2015 Stock Option and Incentive Plan. The stockholders voted to approve the 2015 Stock Option and Incentive Plan by the vote set forth below.

Voted For	Voted Against	Abstain	Broker Non-Votes
22,290,845	917,851	329,260	5,667,889

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTT COMMUNICATIONS, INC.

Dated: June 9, 2015	By:	/s/ Chris McKee
Chris McKee
General Counsel and Secretary

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